                                                              EXHIBIT (h)(11)(b)

[LOGO] American General
       Life Companies

                               December ___, 2010

BlackRock Variable Series Funds, Inc.
c/o BlackRock Distributors, Inc.
800 Scudders Mill Road
Plainsboro, NJ  08536

Re:      (1)      Fund Participation Agreement dated June 9, 2003 between
                  American International Life Assurance Company of New York ("AI
                  Life"), Merrill Lynch Variable Series Funds, Inc. ("Merrill
                  Lynch") and FAM Distributors, Inc. ("Participation Agreement")
         (2)      Administrative Services Agreement dated July 1, 2003 between
                  AI Life, Merrill Lynch and FAM Distributors, Inc. ("Servicing
                  Agreement")
         (3)      BlackRock Variable Universal Life Insurance Rule 22c-2
                  Agreement dated April 16, 2007 between BlackRock Distributors,
                  Inc., AIG Life Insurance Company ("AIG Life"), and AI Life
                  ("Rule 22c-2 Agreement") (the Participation Agreement,
                  Servicing Agreement and Rule 22c-2 Agreement are collectively referred to hereinafter as the "Agreements")

Dear Fund Partner:

         As you may already be aware, AI Life will be merging with and into The United States Life Insurance Company in the City of New York ("USL"), the surviving company, effective December 31, 2010 (hereinafter referred to as the "Merger").

         Your fund trust company may have agreements with AI Life pursuant to which the trust acted as an investment vehicle for separate accounts established by AI Life for variable life insurance policies and variable annuity contracts (the "Contracts").

         As a result of the Merger, if AI Life was a party to the Agreements, then all rights, duties and obligations arising under the Agreements would be effectively assigned to USL which company will assume the rights, duties and obligations of AI Life thereunder.

         Pursuant to Section 8.9 of the Participation Agreement and Section 6(b) of the Servicing Agreement, AI Life hereby requests your consent to the assignment of its rights, duties and obligations under such agreements to USL. AI Life also requests your consent to the assignment of the rights, duties and obligations of AI Life under the Rule 22c-2 Agreement to USL. Please indicate your consent to these assignments by signing below. The consent to the assignments will be effective December 31, 2010.

         AIG Life is a party to the Rule 22c-2 Agreement, however, its rights, duties and obligations under such agreement are unaffected by the Merger. Effective December 8, 2009, AIG Life changed its name to American General Life Insurance Company of Delaware.

                      AMERICAN GENERAL LIFE COMPANIES, LLC
                 2929 Allen Parkway, A30-25 . Houston, TX 77019

         To the extent that provisions of the Agreements and this Amendment are in conflict, the terms of this Amendment shall control. Except to the extent amended by this Amendment, the Agreements shall remain unchanged and in full force and effect, and are hereby ratified and confirmed in all respects as amended hereby.

         If you have any questions regarding this matter, please contact _______________ at _______________ and ____________ at ____________.

AMERICAN INTERNATIONAL LIFE
ASSURANCE COMPANY OF NEW YORK

                                           ATTEST:

By:                                        By:
   ----------------------------------         ----------------------------------


THE UNITED STATES LIFE INSURANCE
COMPANY IN THE CITY OF NEW YORK

                                           ATTEST:

By:                                        By:
   ----------------------------------         ----------------------------------

AMERICAN GENERAL LIFE INSURANCE
COMPANY OF DELAWARE
(formerly AIG Life Insurance Company)

                                           ATTEST:

By:                                        By:
   ----------------------------------         ----------------------------------

Consented to, Acknowledged and Agreed:

BLACKROCK DISTRIBUTORS, INC.
(formerly FAM Distributors, Inc.)


By:
   ----------------------------------
    Name:
    Title:


BLACKROCK VARIABLE SERIES FUNDS, INC.
(formerly Merrill Lynch Variable Series Funds, Inc.)


By:
   ----------------------------------
    Name:
    Title: